EXCHANGE AGREEMENT

     This Agreement is made and entered into as of April ____, 1999, by and among Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), Cigarette Racing Team, Inc., a Florida corporation ("Cigarette") and Central Manufacturing, Inc., an Alabama corporation ("Central").

     WHEREAS, Central is the holder of a promissory note in the original principal amount of $3.6 million dated May 26, 1994, issued by Cigarette (the "Note") in connection with the sale of certain assets by Central to Cigarette pursuant to that certain Asset Purchase and Contribution Agreement dated May 26, 1994, between the predecessors of Cigarette and Central (the "Purchase Agreement") and secured under the Security Agreement dated May 26, 1994 made by Cigarette to Central (the "Security Agreement");

     WHEREAS, the outstanding principal balance (the "Principal Balance") on the Note as of March 31, 1999 was $3,280,000 and the interest accrued and owing on the Note (the "Accrued Interest")as of such date was $1,409,921.74;

     WHEREAS, Central is the holder of 100 shares of cumulative preferred stock, series A, of Cigarette ("Cigarette Preferred Stock"), and is the lessor of certain premises located in Dade County, Florida, to Cigarette under a Lease Agreement dated May 26, 1994, between Central and Cigarette (the "Lease Agreement");

     WHEREAS, Cigarette has failed to declare and pay to Central certain cumulative dividends on the Cigarette Preferred Stock (the "Accrued and Unpaid Dividends") and has failed to make certain payments under the Lease Agreement (the "Accrued and Unpaid Lease Amounts");

     WHEREAS, the Principal Balance of and the Accrued Interest on the Note, the Accrued and Unpaid Dividends, and the Accrued and Unpaid Lease Amounts at and as of the Closing Date (as defined herein) are hereinafter collectively referred to as the "Cigarette Indebtedness";

     WHEREAS, pursuant to an Agreement and Plan of Merger dated _____________, 1999 (the "Merger Agreement") by and among Alchemy, Cigarette and Cigarette Boats, Inc., a Delaware corporation and wholly-owned subsidiary of Alchemy ("CBI"), CBI will merge into Cigarette (the "Merger") and Cigarette will become a wholly-owned subsidiary of Alchemy;

     WHEREAS, Cigarette desires to extinguish the Cigarette Indebtedness and in connection therewith obtain Central's consent as holder of the Note to the Merger, its waiver of all non-monetary defaults of Cigarette under the Purchase Agreement, the Security Agreement, the Note, the Preferred Stock and the Lease Agreement, its forgiveness of the Cigarette Indebtedness, and its release of all collateral pledged to secure the Note (collectively, the "Release and Waiver");

     WHEREAS, Cigarette desires to exchange (the "Exchange") shares of its common stock, $.01 par value ("Cigarette Common Stock") in return for forgiveness and cancellation of the Principal Balance of and Accrued Interest on the Note, and Central desires to surrender the Note for forgiveness and cancellation of the Principal Balance of and Accrued Interest on the Note in return for shares of Cigarette Common Stock, on the terms and conditions set forth herein;

     WHEREAS, a total of $525,000 has been previously paid by Cigarette to Central with respect to the Note in anticipation of the settlement contemplated hereby (the "Prior Payments");

     WHEREAS, Central is willing to forgive the Accrued and Unpaid Dividends in consideration of the issuance of preferred stock of Alchemy pursuant to the Merger Agreement;

     WHEREAS, Central is willing to forgive the Accrued and Unpaid Lease Amounts in consideration of the execution by Cigarette of the amendment to the Lease Agreement, as referred to herein, and the guaranty agreement referred to herein;

     WHEREAS, as an inducement to Central's agreeing to the Exchange, Alchemy has agreed to be a party hereto; and

     WHEREAS, shares of common stock, $.001 par value of Alchemy ("Alchemy Common Stock"), will be issued in exchange for outstanding shares of Cigarette Common Stock, and shares of preferred stock of Alchemy will be issued in exchange for the Preferred Stock, all pursuant to the Merger Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the parties agree as follows:

                                    ARTICLE I
                    REPRESENTATIONS AND WARRANTIES OF CENTRAL

     1.1 Representations and Warranties. Central represents and warrants to Alchemy and Cigarette that:

     (a) Corporate Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, and has all requisite corporate power and authority to enter into this Agreement, perform its obligations hereunder and consummate the transactions contemplated hereby.

     (b) Authorization. All necessary and appropriate corporate action has been taken by it with respect to the execution and delivery of this Agreement and the performance by it of its obligations hereunder, and this Agreement constitutes a valid and binding obligation of it.

     (c) No Conflict or Default. The consummation of the transactions contemplated by this Agreement will not conflict with any applicable federal, state or local law, rule, regulation, writ, decree or order to which it is subject, or conflict with or violate any term, provision or covenant of any mortgage, indenture, contract, agreement, instrument or judgment applicable to it or constitute a default (or any event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder.

     (d) Brokers, Finders. The transactions contemplated hereby were not submitted to it by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with its authority, submitted to Alchemy or Cigarette by any broker or other person, and its actions have not given rise to any valid claim by any person against any other party to this Agreement for a commission, finder's fee or like payment.

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

                                   ARTICLE II
             REPRESENTATIONS AND WARRANTIES OF ALCHEMY AND CIGARETTE

     2.1 Representations and Warranties. Alchemy and Cigarette jointly and severally represent and warrant to Central that:

     (a) Corporate Organization. Each of them is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite power and authority to own, lease and operate its properties and conduct its business as now being conducted. Each of them is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to qualify to do business. Each of them has previously delivered to Central complete and correct copies of its charter and bylaws as presently in effect, and it is not in default in the performance, observation or fulfillment of any provision of its charter or bylaws.

     (b) Authorization. All necessary and appropriate corporate action has been taken by each of them with respect to the execution and delivery of this Agreement and the performance by each of them of their obligations hereunder. This Agreement constitutes the valid and binding obligations of each of them.

     (c) Brokers, Finders. The transactions contemplated hereby were not submitted to either of them by any broker or other person entitled to a commission, finder's fee or like payment thereon, and were not, with the consent of either of them, submitted to Central by any broker or other person, and their actions have not given rise to any valid claim by any person for a commission, finder's fee or like payment against any of the parties hereto.

     (d) Legal Proceedings. There are no claims, proceedings or investigations pending or, to the best of their knowledge, threatened against either of them (or any of their respective officers or directors in connection with its business or affairs) before any court or governmental body, United States or foreign which, if finally determined adversely to either of them, might individually or in the aggregate have a material adverse effect on the business, operations, assets, or financial condition of either of them. There are no claims, proceedings or investigations pending or, to the best of their knowledge, threatened challenging the validity or propriety of the transactions contemplated by this Agreement.

     (e) No Conflict or Default. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof, including without limitation, the consummation of the transactions contemplated hereby, will violate any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the charter or bylaws of either of them, or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which either of them is a party or by which either of them or any of their respective assets is or may be bound, or constitute a default (or any event which, with the lapse of time or the giving of notice, or both, would constitute a default) thereunder, or result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever with respect to any assets of either of them, or give to others any interest or rights, including rights of termination or acceleration, in or with respect to any of the assets, contracts or business of either of them.

     (f) Issuance and Sale of Cigarette Shares. Upon issuance and exchange pursuant hereto, each of the shares of Cigarette Common Stock delivered to Central hereunder will be duly and validly issued, fully paid, nonassessable, free of preemptive rights, and free and clear of all liens, charges, encumbrances, security interests, equities, claims and restrictions.

     (g) Merger Agreement. The representations and warranties of Alchemy and Cigarette included in the Merger Agreement are incorporated in this Agreement as if restated herein in their entirety by Alchemy and Cigarette. All of such representations and warranties are true and correct on the date of this Agreement and will be true and correct on the Closing Date (as defined herein). Each of Alchemy and Cigarette has complied through the date hereof with all of its covenants and agreements made in the Merger Agreement and will comply with all such covenants and agreements from the date hereof through the Closing Date.

     (h) Registration Rights. Except for certain registration rights held by holders (including Masada I, L.P. and Winchester Holdings, L.P.) of warrants or common stock issued in private placements by Cigarette in November 1996 and August 1997, there are no contracts, agreements, or understandings between Alchemy or Cigarette and any person granting such person the right to request or require Alchemy or Cigarette to include any securities of Alchemy or Cigarette in any registration statement under the Securities Act of 1933 the ("Act"), or granting such person the right to request or require Alchemy or Cigarette to register any securities of Alchemy or Cigarette pursuant to any registration statement under the Act (the "Existing Rights Agreements").

                                   ARTICLE III
                                    EXCHANGE

     3.1 Securities. Upon the terms and subject to the conditions set forth in this Agreement, Cigarette shall, at the Closing (as defined herein), issue and deliver to Central, and in Central's name, twenty (20) certificates, each for 50,000 shares of Cigarette Common Stock, making a total of 1,000,000 shares of such stock to be issued and delivered to Central hereunder (the "Cigarette Shares").

     3.2 No Liens. The Cigarette Shares, if and when issued, shall be free and clear of all liens, security interests, encumbrances, charges, equities, claims and restrictions.

     3.3 Consideration. In consideration of the issuance and delivery of the Cigarette Shares in accordance with this Agreement and receipt of the Prior Payments, at the Closing Central shall surrender the Note for cancellation of the Principal Balance and the Accrued Interest.

     3.4 Investment Intent. Cigarette hereby advises Central that the Cigarette Shares will not be registered under the Securities Act of 1933 (the "Act") or under any state securities laws, in reliance upon an exemption from registration thereunder, and that therefore the Cigarette Shares cannot be sold or otherwise transferred unless they are registered under the Act or unless an exemption from registration is available. Central represents and warrants to Cigarette that it is acquiring the Cigarette Shares for its own account for investment only and not with any intent or view to any distribution, resale or other disposition thereof (except pursuant to the Merger Agreement) and that it will not sell or transfer the Cigarette Shares (except pursuant to a registration statement effective under the Act or the Merger Agreement) unless and until counsel satisfactory to Cigarette shall have advised Cigarette, in a written opinion satisfactory to it, that no registration under the Act or under applicable state securities laws is required in connection with any such proposed sale or transfer. Central agrees to the imprinting, so long as appropriate, of the following legend on certificates representing the Cigarette Shares: "These securities have not been registered under the Securities Act of 1933 and may be re-offered and sold only if so registered or if any exemption from registration is available and an opinion of counsel satisfactory to the Issuer is delivered to the Issuer to the effect that registration is not required for such sale."

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

                                   ARTICLE IV
                            CONDITIONS TO OBLIGATIONS

     4.1 Conditions to Obligations of Central. Each and every obligation of Central to be performed under this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     (a) Conditions Under the Merger Agreement. All conditions in Article VII of the Merger Agreement shall have been satisfied and Central shall be satisfied that the parties to the Merger Agreement shall be prepared to proceed to effect the Merger immediately following the closing of the transactions contemplated by this Agreement.

     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall have been issued and be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement which makes the consummation of such transactions illegal or prohibits any of them.

     (c) Representations and Warranties. The representations and warranties of Cigarette and Alchemy set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, and Central shall have received a certificate signed on behalf of the Chief Executive Officer and the Chief Financial Officer of each of Alchemy and Cigarette to the foregoing effect.

     (d) Performance of Obligations. Each of Alchemy and Cigarette shall have performed all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Central shall have received a certificate signed on behalf of each of Alchemy and Cigarette by its Chief Executive Officer and Chief Financial Officer to the foregoing effect.

     (e) Consent of Ohio Savings Association. Central shall have obtained from Ohio Savings Bank, an Ohio corporation ("Savings"), written consent to the transactions contemplated by this Agreement and to the release of the Note from the pledge thereof granted to Savings by Central in connection with a loan made to the sole stockholder of Central by Savings.

     (f) Offshore Racing. Offshore Racing, Inc. ("Offshore"), shall have contributed to the capital of Alchemy on or before the Closing Date all shares of Alchemy Common Stock owned by Offshore at such date. Following the Merger, Offshore will not own any shares of capital stock of Alchemy other than 1,000,000 shares of preferred stock of Alchemy.

                                    ARTICLE V
                                     CLOSING

     5.1 The Closing. The transactions contemplated by this Agreement shall be closed, and all deliveries to be made at such time in connection therewith shall be made (the "Closing"), on the date set for and at a time immediately prior to the closing under the Merger Agreement (the "Closing Date") and at the place set for closing thereunder, subject to satisfaction of all conditions set forth in
Article IV hereof.

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
                                   ARTICLE VI
                                  TERMINATION

     6.1 Termination. This Agreement may be terminated by Central at any time prior to the Closing Date if:

     (a) a court of competent jurisdiction or other governmental entity issues a non-appealable final order, decree or ruling or takes any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby or by the Merger Agreement;

     (b) the Merger Agreement is terminated;

     (c) there occurs a breach of any representation, warranty, covenant or agreement herein by Alchemy or Cigarette; or

     (d) any event occurs that gives Alchemy or Cigarette the right to terminate the Merger Agreement (regardless of whether Alchemy or Cigarette, as the case may be, actually terminates the Merger Agreement as a result of such event).

     6.2 Further Rights. Central may terminate this Agreement at any time on or after June 1, 1999, if the Closing has not occurred on or before May 31, 1999.

                                   ARTICLE VII
                                 INDEMNIFICATION

     7.1 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation conducted at any time with regard thereto by or on behalf of any party hereto, all representations, warranties, covenants and agreements of the parties in this Agreement shall survive the execution, delivery and performance of this Agreement.

     7.2 Indemnification. Alchemy and Cigarette hereby agree jointly and severally to indemnify and hold harmless Central, and Central hereby agrees to indemnify and hold harmless Cigarette and Alchemy, from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including, without limitation, interest, penalties, attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Central or by Cigarette or Alchemy, as the case may be, directly or indirectly, as a result of or arising from any breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Central or by Cigarette or Alchemy, as the case may be, in this Agreement.

                                  ARTICLE VIII
                                    COVENANTS

     8.1 Registration Rights. On the Closing Date, immediately following the consummation of the Merger, Alchemy and Central shall execute and deliver to each other the Registration Rights Agreement in substantially the form attached hereto as Exhibit B.

     8.2 Pooling Release. If the Merger is to be accounted for as a pooling of interests, Alchemy covenants to release to the public and file with the Securities and Exchange Commission ("SEC") on Form 8-K or Form 8-KSB, by no later than the fifteenth day of the month following the first full calendar month after the closing under the Merger Agreement, combined financial results of Alchemy and Cigarette covering a period of thirty days of combined operations of such entities after such closing and complying with the accounting rules promulgated by the SEC for acquisitions accounted for as poolings.

     8.3 Stockholders' Agreement. On the Closing Date, immediately following the consummation of the Merger, Adam Schild, Craig Barrie, and all affiliates of each of them (including Winchester Holdings, L.P., a New York limited partnership ("WHLP"), and Offshore), shall execute and deliver to Central, and Central shall execute and deliver to them, the Stockholders' Agreement in substantially the form attached hereto as Exhibit C.

     8.4 Amendment to Lease Agreement. On the Closing Date, Central and Cigarette shall enter into the Amendment to Lease Agreement in substantially the form attached hereto as Exhibit D (the "Lease Amendment") and Jack Cabasso, WHLP and Alchemy shall enter into the Guaranty Agreement (the "Guaranty") in substantially the form attached hereto as Exhibit E, all in consideration of Central's forgiving of the Accrued and Unpaid Lease Amounts.

     8.5 Prior Payments. Upon consummation of the transactions contemplated hereby at the Closing, the Prior Payments will constitute a portion of the settlement contemplated hereby resulting in a discharge of the Principal Balance of and Accrued Interest on the Note, and the two Letter Agreements dated April 21, 1998, and the Letter Agreement dated October 9, 1998, all between Cigarette and Central, will be deemed null and void.

     8.6 Waiver and Release. At the Closing, Central shall deliver the Release and Waiver in the form attached hereto as Exhibit A.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

     9.1 Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to said subject matter.

     9.2 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.3 Waiver; Consent. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any breach by the other party of any of its obligations or representations hereunder shall be deemed to be a waiver of any other condition or subsequent breach of the same or any other obligation or representation by the other party, nor shall any forbearance by the first party or parties to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of its rights and remedies with respect to such noncompliance or breach.

     9.4 Other and Further Covenants. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement, and shall assist and cooperate with each other in connection with these activities.

     9.5 Multiple Counterparts. This Agreement may be executed in multiple counterparts, which when taken together shall constitute a single document.

     9.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                   ALCHEMY HOLDINGS, INC.


                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ------------------

                                                   CIGARETTE RACING TEAM, INC.,


                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ------------------

                                                   CENTRAL MANUFACTURING, INC.


                                                   By:
                                                      ------------------------
                                                   Name:
                                                        ----------------------
                                                   Title:
                                                         ------------------



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